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                                                                    EXHIBIT 2.02

                               AMENDING AGREEMENT

     THIS AGREEMENT dated effective the 28th day of November, 2005,

BETWEEN:

          MACDONALD, DETTWILER AND ASSOCIATES LTD., a corporation existing under the laws of Canada,

          6457258 CANADA LTD., a corporation existing under the laws of Canada,

          MDA SPACE INC., a corporation incorporated under the laws of Canada,

          6457266 CANADA LTD., a corporation incorporated under the laws of Canada,

          EMS TECHNOLOGIES CANADA, LTD., a corporation existing under the laws of Canada,

                                    - and -

          EMS TECHNOLOGIES, INC., a corporation existing under the laws of the State of Georgia,

WHEREAS:

A. The parties hereto have entered into a purchase agreement made as of the 28th day of October, 2005 (the "ORIGINAL PURCHASE AGREEMENT");

B.   The parties wish to amend the Original Purchase Agreement.

     THIS AGREEMENT WITNESSETH THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party,) the parties covenant and agree as follows:

1.   The Original Purchase Agreement is amended as follows:

     (a) by deleting the definition in Section 1.1(dd) "Electronics Business" and replacing it with the following:

          "(dd) "Electronics Business" means the Space Science and Optics business presently carried on by the Vendor at the Ottawa Premises and managed from the Ste-Anne Premises;";

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     (b)  by deleting the definition in Section 1.1(ssss) "Space Business" and replacing it with the following:

          "(ssss) "Space Business" means: (i) the business presently carried on by the Vendor through its Space & Technology/Montreal division, which business is carried on at or from the Vendor's Ste-Anne Premises and consisting primarily of the design, manufacture and supply of space systems, antennas and electronic products including, components for civil, commercial and defence satellites other than the Electronics Business; and (ii) the Search and Rescue Transponder product line presently developed or manufactured by the Vendor at the Ste-Anne Premises;";

     (c)  by adding the following to the end of Section 3.3(a):

          "Following a review by the Space Purchaser of Schedule 37 as provided in this Section 3.3(a) hereof, the Space Purchaser and the Vendor have agreed as follows:

          (i) with respect to the Radarsat-2 Program, approximately $500,000 in estimated credit relating to the Alcatel subcontract are to be removed from the estimated costs to complete as contained in
               Schedule 37 and are to be reclassified as a receivable; and;

          (ii) with respect to the HTV Program, if the critical design review ("CDR") for that program (currently scheduled for December 2005) results in the customer requiring a redesign of the deliverable items, the Vendor and the Space Purchaser will promptly and cooperatively reassess the estimated costs to complete for that program, and if agreed to, Schedule 37, will be amended as if it were determined on the Closing Date, and appropriate amendments will be made to the Closing Net Receivables to reflect that agreement change. If, after such reassessment, the Vendor and the Space Purchaser cannot agree on the estimated costs to complete that program as at the Closing Date (notwithstanding that it will be determined later), that issue will be resolved as provided above in this Section 3.3(a)."

     (d)  by adding the following paragraph to Section 13.1:

          "(f) the equipment leases for which Encumbrances were registered as set forth under the heading "ENCUMBRANCES NOT TO BE ASSUMED AND TO BE RELEASED IF APPLICABLE" on Schedule 38.";

     (e) by deleting Schedule 11 and replacing it with Schedule 11 attached hereto;

2. The Original Purchase Agreement as amended hereby is confirmed in full force and effect.

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3.   This Agreement may be executed in counterparts or by facsimile, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date set forth.

                                        MACDONALD, DETTWILER AND ASSOCIATES LTD.


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------


                                        6457258 CANADA LTD.


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------


                                        MDA SPACE INC.


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------


                                        6457266 CANADA LTD.


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------

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                                        EMS TECHNOLOGIES CANADA, LTD.


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------


                                        EMS TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------

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                                  SCHEDULE 11

                          ALLOCATION OF PURCHASE PRICE